LOCAL MARKETING AGREEMENT

THIS AGREEMENT is made the 19th Day of March 2010, by and between Debut Broadcasting Corporation, Inc. ("Owner") and Delta Radio LLC ("Lessee").

RECITALS

A.	Owner is the Federal Communications Commission ("FCC") licensee of commercial radio stations WIQQ-FM, WBAQ-FM, and WNIX-AM ("Stations") located in Greenville and Leland, MS; and

B.	Owner desires that Lessee undertake the full management and operation of Stations for and on the behalf of Owner.

NOW, THEREFORE, the parties hereto, for good and valuable consideration, agree as follows:

1. MANAGEMENT

Lessee Hereby agrees to manage and operate the Station under the supervision and control of Owner, as licensor. The management services provided herein shall include all aspects of the full operation and management of Station, including, but not limited to, the production and acquisition of programming, administration of all Station activities and personnel, employment and training of all personnel for the administration and operation of Station, financial and accounting services, engineering services, development of financial support, and compliance with all applicable laws and regulations.

2. TERM OF AGREEMENT

This Agreement shall commence on the 1st day of April 2010, and it shall continue in full force and effect until the 31st day of March 2011. This agreement may be terminated earlier upon the execution of an asset purchase agreement between Owner and Lessee.

3. CANCELLATION

This Agreement may be cancelled upon one hundred eighty (180) days prior written notice by either party to the other. Notwithstanding the above, both parties agree that the Owner may cancel this Agreement immediately without prior written notice if, in the sole judgment of the Owner, if the station is being operated by Lessee in a manner contrary to the public interest, convenience and necessity, FCC rules and regulations, the communications Act of 1934, as amended, or in a manner which may cause of loss of the FCC license to the Owner.  Further, the Owner may cancel this Agreement upon ten days written notice upon default of Lessee at Owner’s sole discretion.

4. COMPENSATION

Lessee shall pay Owner a monthly sum of $2,000 for each month of this Agreement.  Compensation is due on the first day of each month.  Lessee shall be in default if good and payable funds are not received by the Owner within 30 days of the due date during any month of the LMA period.

5. RECEIVABLES

The Lessee agrees to turn over, deliver and pass-through to Owner immediately upon receipt, any and all collections, checks, cash, and other monies (hereinafter collectively referred to as "receivables") received by the Lessee for services and advertising rendered by the Stations prior to the inception date of this Agreement.  Lessee shall pay to the Owner such overhead, fees and costs in the amount and manner as agreed upon by the parties in writing.  Such overhead fees shall include, but are not limited to, station utilities paid by the Owner and the management salary paid to the Station production manager by Owner.

6. LICENSE RENEWAL ACTIVITES

The Owner, as FCC licensee, has the ultimate responsibility with respect to all activities in connection with FCC license renewals, application for power increases and such other filings and reports as may be required by the FCC. Lessee agrees to assist and advise the Owner in all such activities and to prepare all necessary documents, filings and reports for the Owner in a timely manner.

7. RESPONSIBILITY OF LICENSEE

The Owner and Lessee agree and acknowledge that the operation of the Station in compliance with all laws, rules and regulations of the FCC is the ultimate responsibility of Owner, as licensee. Nothing in this agreement shall be construed as limiting, transferring, assigning or relieving Owner of such responsibility.

8. STANDARDS OF OPERATION

Lessee agrees that it will manage and operate the Stations in order that the Stations continue to meet or exceed the standards for qualification for Federal Communications License Renewal.  Lessee further agrees to manage and operate the Station in such a manner in order to produce radio programming of community value, and to remain compliant on all engineering, public file requirements, and EEO regulations.

9. INSURANCE

Lessee shall maintain in full force and effect during the term of this Agreement and any extensions or renewals thereof the following types of insurance and in the amounts set forth:

(a) Broadcast libel insurance - at least $1,000,000

(b) General liability - at least $1,000,000

(c) Automobile Insurance – as required by law including both commercial collision and comprehensive coverage.

(d) Workers Compensation - as required by law

All such policies of insurance shall name the Owner as an additional named insured, and provide that coverage may not be reduced or terminated without at least thirty (30) days prior written notice to the Owner.

10. ACCOUNTING

Lessee shall keep full and adequate financial and accounting records of its activities in connection with the Stations, and make such records available for inspection by the Owner upon reasonable prior written notice.

11. RELATIONSHIP

Except as otherwise specifically set forth in this Agreement, no partnership, joint venture, employment, agency, or other relationship is created between the parties. Lessee is not authorized to represent itself in any way as representing the Owner, nor is Lessee authorized to enter any contract for or on behalf of the Owner, except with the prior written consent of the Owner.  Owner is not authorized to represent itself in any way as representing the Lessee, nor is Owner authorized to enter any contract for or on behalf of the Lessee, except with the prior written consent of the Lessee.

12. REPORTS

Lessee shall submit to the Owner a monthly written report of activities of the Stations. Not more frequently that once per year Lessee shall include in such report Lessee’s most current audited financial statement.

13. INDEMNIFICATION

Lessee shall indemnify the Owner and hold the Owner harmless from and against any and all claims, liens, liability, damage or loss arising from Lessee’s management and operation of the Stations or from any default in the performance of any obligation on Lessee’s part to be performed under the terms of this Agreement.

14. NOTICES

Any written notice to any party required or permitted under this Agreement shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the second (2nd) day after mailing if mailed to the party to whom notice is to be given, by first class mail, postage prepaid, and addresses to the addressee at the address stated opposite its name below, or at the most recent address, specifies by written notice, given to the sender by the addressee under this provision.

If to Owner: Debut Broadcasting Corporation, Inc.

1025 16th Avenue South, Suite 102

Nashville, TN 37212

Attn: Sariah Hopkins and Jim Wood

If to Lessee: Delta Radio LLC

9408 Grand Gate Street

Las Vegas, NV 89143

Attn: Larry Fuss

15. HEADINGS

The paragraph headings in no way define, limit, extend or interpret the scope of this Agreement or of any particular paragraph hereof.

16. SEVERABILTY

In the event that any provisions of this Agreement shall be held invalid, illegal, or unenforceable, the same shall not affect in any respect whatsoever the validity of any other provisions of this agreement

17. BINDING ON SUCCESSORS

The provisions of this Agreement shall, subject to the terms and conditions hereof, be binding upon and inure to the benefit of the successors and assigns of each party.

18. COMPLETE AGREEMENT

This Agreement contains the entire agreement of the parties and, except as specifically referred to herein, all prior obligations, proposals and agreements relating to the subject matter hereof have been merged herein. This Agreement shall not be modified or amended except by agreement in writing duly executed by all parties hereto.

19. ATTORNEYS’ FEES

Should any litigation be commenced between the parties hereto or their representatives concerning any provision of this Agreement or the rights and duties of any person or entity in relation thereof, the party or parties prevailing in such litigation shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for its attorneys’ fees and court costs in such litigation which shall be determined by the court in such litigation or in a separate action brought for that purpose.

20. NO ASSIGNMENT

This Agreement and all of its rights and obligations may not be assigned by Lessee without the prior written consent of the Owner, which consent may be withheld in the Owner’s sole discretion. Such consent shall not be unreasonably withheld.

21. INCORPORATION BY REFERENCE

The Federal Communications Act of 1934 is incorporated herein by reference and shall be considered a part of this Agreement as if fully set forth.

22. GOVERNING LAW

This Agreement shall be construed in accordance with, and governed by, the laws of the State of Tennessee.

IN WITNESS WHEREOF, the parties to this Agreement have duly executed this Agreement as of the date set forth.

Owner

Debut Broadcasting Corporation, Inc.

Nashville, TN

By: /s/ Sariah Hopkins

Its: Chief Financial Officer

By: /s/ Robert Marquitz

Its: Chief Operating Officer

Lessee

Delta Radio LLC
Las Vegas, NV

By: /S/ Larry Fuss

Its: Managing Member